UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Nuveen Municipal Trust

(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nuveen Investments Will Be Acquired by TIAA-CREF

As an important next step in our 116-year history, Nuveen Investments is pleased to announce that it will be acquired by TIAA-CREF, a firm highly respected for its commitment to serving the financial needs of investors in the academic, research, medical and cultural fields since 1918. The acquisition is expected to be completed by year end, subject to customary closing conditions.

This event will create one of the world’s largest diversified investment organizations with aggregated assets under management of $790 billion, including a $181 billion mutual fund platform based on each firm’s AUM.1

How this Transaction Will Benefit Clients

At every life stage, across every asset class, clients will have investment options to help secure their financial well-being.

•	Greater Investment Choice

•	Broader Client Solutions

•	Expanded Alternative Options

As Part of this Acquisition, Nuveen Investments Will:

•	Continue its multi-boutique operating model

•	Benefit from enhanced financial strength, positioning the firm well for future growth

•	Maintain investment and business leadership across Nuveen Investments and its investment affiliates

•	Maintain the independence of its affiliates from a portfolio management and institutional client service perspective

Fund Shareholders Will Receive Proxy Statements Related to this Acquisition

As a result of this acquisition, the current investment management and sub-advisory agreements for each Nuveen fund will terminate. Shareholders will receive a proxy statement asking them to approve a new investment management agreement with Nuveen Fund Advisors, LLC, their fund’s current investment adviser, and new sub-advisory agreement(s) with their fund’s current sub-adviser(s).

The proxy statement may include some of the following additional voting items, depending on the fund:

•	Approval of Revisions to, or Elimination of, Certain Fundamental Investment Policies (most open-end funds)

•	Approval of Fund Board Nominees (all funds other than NNP and JMLP)

•	Approval to Change a Fund’s Investment Sub-Advisor (JPG only)

•	Approval to Change a Fund’s Investment Objective (JPG only)

•	Approval of a Fund Reorganization (NQM, DPD, DPO, QQQX, JLA, JPZ , JSN, NXJ, NUJ, NNJ, NQJ)

Proxy Voting Information

Nuveen fund shareholders can vote their shares by:

•	Completing, signing, and mailing in their proxy card

•	Voting by telephone 1-800-337-3503*

•	Voting by computer using the internet address www.proxy-direct.com*

If you need any assistance or have any questions regarding the proposals or how to vote your shares, please call Computershare Fund Services, your Fund’s proxy solicitor, at 1-866-209-5784 with your proxy materials. You may receive a call from Computershare Fund Services to verify you received your proxy materials, answer any questions you may have about the proposals and encourage you to vote your proxy.

*Please note that if you vote via phone or over the internet you will need both the 14 digit control number from the shaded box on your proxy card and the eight digit security code from the unshaded box on your proxy card

The funds have filed or will file with the SEC solicitation materials in the form of proxy statements and/or joint proxy statement/prospectuses that will be included in registration statements on Form N-14, as applicable. Investors are urged to read the solicitation materials and any other relevant documents when they become available because they will contain important information. After they are filed, free copies of the solicitation materials will be available on the SEC’s web site at www.sec.gov.

The funds, Nuveen Fund Advisors and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders. Information about the directors/trustees and officers of the funds may be found in their respective annual reports and, if applicable, annual proxy statements previously filed with the SEC. This communication is not a solicitation of a proxy from any fund shareholder and does not constitute an offer of any securities for sale. No offer of securities will be made will be made except pursuant to a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

1 Based on assets under management across Nuveen Investments affiliates and TIAA-CREF investment management teams as of December 31, 2013 and March 31, 2014, respectively.